UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-185303

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205454

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-227442

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-2722022
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5847 San Felipe Street, Suite 3700

Houston, Texas 77057

(Address of principal executive offices, including zip code)

2012 Stock Option and Stock Award Plan

2015 Stock Option and Stock Award Plan

2018 Stock Option and Stock Award Plan

(Full title of plans)

Jaleea George

Chief Financial Officer

Summer Energy Holdings, Inc.

5847 San Felipe Street, Suite 3700

Houston, Texas 77057

(713) 375-2790

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Alexander N. Pearson, Esq.

S. Chase Dowden, Esq.

Kirton McConkie, PC

50 E. South Temple, Suite 400

Salt Lake City, Utah 84111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”
in Rule 12b-2 of the Exchange Act.

Large accelerated filer   ☐Accelerated filer   ☐

Non-accelerated filer   ☒  Smaller reporting company   ☒

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) filed by Summer Energy Holdings, Inc., a Nevada corporation (the “Registrant”), withdraw from registration all shares of the Registrant’s common stock, $0.001 par value per share (the “Shares”) remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission.

•Registration Statement on Form S-8 (No. 333-185303), filed on December 6, 2012, pertaining to the registration of 785,000 Shares, issuable under the Registrant’s 2012 Stock Option and Stock Award Plan;

•Registration Statement on Form S-8 (No. 333-205454), filed on July 2, 2015, pertaining to the registration of 1,500,000 Shares, issuable under the Registrant’s 2015 Stock Option and Stock Award Plan; and

•Registration Statement on Form S-8 (No. 333-227442), filed on September 20, 2018, pertaining to the registration of 1,500,000 Shares, issuable under the Registrant’s 2018 Stock Option and Stock Award Plan.

The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of January, 2021.

SUMMER ENERGY HOLDINGS, INC.

By: /s/ Neil M. Leibman

Neil M. Leibman

Chief Executive Officer

By: /s/ Jaleea P. George

Jaleea P. George

Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.